Exhibit (j)

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Service" and "Financial Statements" and to the use of our report dated February 11, 2000, which is incorporated by reference in this Registration Statement (Form N-1A No. 002-23727)of The Gabelli Mathers Fund.



                             /S/ ERNST & YOUNG LLP
                             ERNST & YOUNG LLP

New York, New York
April 26, 2000